AMENDED AND RESTATED
MASTER PURCHASE ORDER ASSIGNMENT AGREEMENT

THIS AGREEMENT is made on the 6th day of April, 2009, by and between **WELLS FARGO BANK, NATIONAL ASSOCIATION,** acting through its Wells Fargo Business Credit, operating division (the **"CONTRACTOR"**) and **ZOO ENTERTAINMENT, INC.**, a Delaware corporation, ZOO PUBLISHING, INC., a New Jersey corporation, and **ZOO GAMES, INC.**, a Delaware corporation (collectively, the **"DISTRIBUTOR"**), as follows:

BACKGROUND OF AGREEMENT:

A. The parties have signed an agreement in principle to enter into a purchase order assignment program under which the Distributor will assign customer purchase orders to the Contractor and request the Contractor to purchase the required materials to fulfill such purchase orders; the Contractor will retain the Distributor to manufacture, process and ship ordered goods; and fees will be paid to the Distributor for its services upon payment to the Contractor for the goods.

B. The parties desire to enter into a formal agreement to set forth the terms and provisions of the purchase order assignment program.

THEREFORE, in consideration of the services to be performed, the payments to be made, and the obligations to be assumed as set forth in this Agreement, the parties agree as follows:

1. **Definitions**. In this Agreement, the following frequently used terms are defined as set forth in this ¶1:

(a) The **"CERTIFICATE"** means the Purchase Order Package Certificate required to be delivered with each request for assignment of a purchase order. The form of Certificate is attached to this Agreement as Exhibit "A" and made a part hereof.

(b) With respect to each purchase order submitted for assignment hereunder, the Certificate will define the **"PRODUCT"** (the end product to be delivered to the customer), the **"CUSTOMER"** (the business entity which issues the purchase order), the **"WAREHOUSE"**(an independent warehouse acceptable to the Contractor where the Products will be stored and shipped), the **"P.O. PRICE"** (the purchase price to be paid by the Customer for the Products), the **"P.O. DELIVERY DATE"** (the date on which Products are to be delivered to the Customer as set forth in the Certificate), and the **"MATERIALS DELIVERY DATE"** (the date on which the Products are to be delivered to the Distributor or the Warehouse as set forth in the Certificate).

(c) A purchase order delivered to the Distributor in the ordinary course of its business is referred to as a **"P.O."** A P.O. which meets all of the requirements of ¶3 below is deemed to be unconditionally accepted by Contractor and is referred to as an **"ACCEPTED P.O."** The date on which the Contractor delivers notice of acceptance of the assignment of the P.O. is referred to as the **"ACCEPTANCE DATE"**. When an Accepted P.O. is made null and void pursuant to this Agreement, it is referred to as a **"CANCELED P.O."** Under certain circumstances, when a P.O.

is not assignable to the Contractor, the Contractor will accept an assignment of the proceeds of the P.O. In such cases, the terms P.O. and Accepted P.O. will mean the proceeds of such P.O. or Accepted P.O. as the case may be.

(d) A financial institution engaged in the practice of lending sums to the Distributor secured at least in part by Distributor's accounts receivable is referred to as the **"ACCOUNTS RECEIVABLE LENDER"**. The Accounts Receivable Lender involved in this transaction (if any) is identified on Addendum I attached hereto. A **"SENIOR LENDER"** is any financial institution (including the Accounts Receivable Lender) which is engaged in lending sums to the Distributor secured by liens on some or all of the Distributor's assets. Each Senior Lender involved in this transaction (if any) is also identified on Addendum I.

(e) The invoice rendered upon delivery of Products pursuant to a P.O. is referred to as the **"P.O. INVOICE"**; and payments received on account of P.O. Invoices (whether paid by the Customer, the Accounts Receivable Lender, the Distributor, or any other party) are referred to as the **"P.O. PROCEEDS"**.

(f) The Distributor may repurchase an Accepted P.O. pursuant to ¶5(b) below. In the absence of such repurchase, an Accepted P.O. becomes a **"DELINQUENT P.O."** if the P.O. Price is not paid to the Contractor by the earliest of (i) the due date for payment of the P.O. Invoice, (ii) ninety (90) days following the Funding Date if Contractor issues its letter of credit or purchase order, (iii) ninety (90) days following the Funding Date if Contractor advances funds by other than issuing its letter of credit or purchase order, (iv) the date on which the Accepted P.O. is canceled, or (v) the date of occurrence of an event of default pursuant to ¶18 below.

(g) If a lock box collection procedure is established pursuant to this Agreement, the term **"LOCK BOX"** refers to the Contractor's lock box account; and the term **"LOCK BOX BANK"** means the bank at which the Contractor establishes the Lock Box and so notifies Distributor in writing. The Lock Box and Lock Box Bank involved in this transaction (if any) are identified on Addendum II attached hereto.

(h) The **"FUNDING DATE"** is the date on which the Contractor makes its first Product purchase in connection with an Accepted P.O. or issues its letter of credit or purchase order or otherwise advances funds to or for the benefit of or on account of an Accepted P.O., whichever is earlier. The **"CLEARANCE DATE"** is the date on which the Contractor (or the Lock Box Bank) has received full payment of the P.O. Price or such other amount as is designated by Contractor on Exhibit "C" hereto in connection with an Accepted P.O. in fully collected funds.

(i) The Distributor will perform its obligations in accordance with the **"DISTRIBUTOR'S SPECIFICATIONS"** which are set forth on Exhibit "B" attached hereto and will be paid a **"DISTRIBUTOR'S FEE"** computed in accordance with the provisions of ¶7(c) below. The Distributor's obligations are secured by a **"SECURITY AGREEMENT"** described in ¶10 below.

(j) The Contractor will be paid a **"COMMITMENT FEE"** (computed and paid pursuant to ¶6 below), the **"CONTRACTOR'S DEAL FEES"** (computed and paid pursuant to ¶7 below), and **"CONTRACTOR'S EXPENSES"** (computed and paid pursuant to ¶9 below). For purposes of computing the waiver of portions of the Commitment Fee, the term **"PRODUCT VOLUME"** means the aggregate of (a) the face amounts of all letters of credit issued by Contractor plus (b) the aggregate amount of funds advanced by Contractor by other than issuing its letters of credit, in connection with an Accepted P.O. for which a P.O. Invoice is issued on or before the date on which payment of the Commitment Fee is due; and **"MINIMUM VOLUME"** means Product Volume which equals or exceeds $15,000,000.

(k) If the Distributor is required to make a **"SECURITY DEPOSIT"** (as defined in ¶3(b)(i)), the Security Deposit will be maintained in accordance with ¶10.1.

2. <u>Submission of P.O.'s for Assignment</u>. Subject to the terms of this Agreement, the Distributor may request that the Contractor accept an assignment of each P.O. submitted to and accepted by Distributor and make Product purchases to fulfill the P.O. Each such request shall be made pursuant to a completed and signed Certificate delivered to the Contractor.

3. <u>Acceptance of P.O. Assignments</u>.

(a) Subject to the conditions and requirements set forth in this ¶3, Contractor agrees to accept or decline acceptance of the assignment of a P.O. submitted to Contractor pursuant to the provisions of ¶2 above (in Contractor's absolute discretion) by delivery of written notice to Distributor. Contractor may, in its absolute discretion, elect to treat all P.O.'s that became Accepted P.O's concurrently as a single P.O. Contractor will use its best efforts to deliver such acceptance by 5:00 p.m. on or before the fourth full business day after Contractor receives the Certificate.

(b) Notwithstanding the provisions of ¶3(a) above, Contractor shall not accept the assignment of any P.O. which does not meet the following requirements:

(i) Contractor's funding commitment with respect to the P.O. shall not exceed 65% of the P.O. Price, provided, however, that Contractor may exceed such limitation upon the deposit by the Distributor with the Contractor of a Security Deposit (the "Security Deposit") in an amount equal to the aggregate amount of capital required to purchase and deliver Products to a Customer in connection with the P.O. minus the lesser of 65% of the P.O. Price or 90% of the advance to be made by the Accounts Receivable Lender for such P.O. Price;

(ii) The P.O. shall have been approved for an advance rate of not less than 80% of the P.O. Price by an Accounts Receivable Lender acceptable to Contractor;

(iii) Distributor shall have on deposit with Contractor a Security Deposit as set forth in ¶10.1 hereof;

(iv) Upon the purchase of Product required for the P.O., or upon any other advance of funds in connection with the P.O., the Contractor's aggregate outstanding funding pursuant to this Agreement shall not exceed the sum of $5,000,000;

(v) An original, signed copy of the Certificate shall have been delivered to the Contractor;

(vi) All information contained on the Certificate shall be verified by Contractor to ensure (to Contractor's satisfaction) that the Materials Delivery Date and P.O. Delivery Date are reasonable and that the P.O. is bona fide (which verification may include, without limitation, direct confirmation from the Customer and any vendors); and

(vii) The Distributor shall have delivered to the Contractor such additional information and documentation as the Contractor may have from time to time requested.

(c) Notwithstanding the other provisions of this ¶3, the Contractor's acceptance of the assignment of a P.O. shall be made null and void and the P.O. shall be deemed a Canceled P.O. upon the occurrence of any one of the following:

(i) The failure of the Contractor to obtain accepted orders for Products at prices and on other terms and conditions acceptable to the Contractor within five (5) business days following the Acceptance Date, and Contractor's notice to the Distributor thereof. Upon delivery of such notice to Distributor, Contractor's rights and interests in and to the P.O. will be terminated absolutely and Contractor shall have no obligation whatsoever to Distributor with respect to such P.O.;

(ii) The failure of a vendor of Products to deliver Products which conform to Contractor's specifications to the Warehouse on or before the Materials Delivery Date. Upon such failure of delivery, Contractor shall have the right to require Distributor to purchase the Products from Contractor and shall assign to Distributor the right to receive those Products which have not then arrived at the Warehouse;

(iii) The cancellation of the P.O. prior to delivery of Products to the Customer. Upon such cancellation, Distributor shall pay Contractor such sums as are required pursuant to ¶8 below; and

(iv) The failure of the Distributor to obtain (if so requested by Contractor) a waiver and release of Contractor by the Customer of any and all liability for breach of any and all express or implied warranties or product liability claims with respect to the Products or the use and distribution thereof.

(d) A P.O. shall be deemed an Accepted P.O. only when (i) the P.O. is submitted for assignment by the Distributor pursuant to a Certificate or such other form of submission to which the Contractor may from time to time consent, (ii) the Contractor shall deliver notice of acceptance of assignment to the Distributor pursuant to subparagraph (a) or, in the absence of such notice of acceptance, the Contractor shall purchase Products with respect to the P.O. or otherwise advance of funds in connection with the P.O., (iii) the P.O. shall meet each of the requirements of subparagraph (b) above unless otherwise waived by the Contractor, and (iv) none of the events described in subparagraph (c) above shall have occurred prior to delivery of the Products to the Customer pursuant to the P.O. Until such time as each of the aforedescribed requirements and conditions is satisfied in full, Contractor's acceptance of an assigned P.O. shall be deemed conditional and subject to revocation at any time.

4. **Appointment of Distributor.**

(a) Subject to the other provisions of this Agreement, with respect to all Accepted P.O.'s (and only so long as such P.O. remains an Accepted P.O.) Contractor hereby appoints the Distributor as Contractor's exclusive source for performing or causing to be performed in accordance with the Distributor's Specifications all processing, warehousing, and shipping requirements with respect to the Products, and the Distributor hereby accepts such appointment. Distributor agrees to perform all of its obligations pursuant to this ¶4 in a good and workmanlike manner, to utilize quality control procedures consistent with the standards of Distributor and the industry, and to otherwise comply with each of the Distributor's Specifications.

(b) So long as any Products are located at the Warehouse or are scheduled for delivery to the Warehouse, Distributor agrees to perform in accordance with all of the Distributor's Specifications. If any Products are located at any facility of the Distributor or at an independent warehouse which is not acceptable to the Contractor, the Distributor shall furnish the Contractor with a surety bond issued by a company and having terms acceptable to the Contractor.

(c) Distributor further agrees that with respect to Products purchased by Contractor pursuant to (and in accordance with) a Certificate which are not (or cannot be) used in connection with the applicable Accepted P.O., upon Contractor's written notice:

(i) Distributor shall purchase such Products from Contractor within three (3) days following Contractor's notice for a purchase price equal to Contractor's costs for the Products; or

(ii) If Distributor fails to make such purchase of Products, such Products shall be sold by Contractor and the proceeds thereof applied first to Contractor's costs for the Products, and the balance, if any, to Distributor.

5. **Payment and Re-Assignment.**

(a) Upon delivery of Products to the Customer pursuant to an Accepted P.O., Distributor shall issue a P.O. Invoice (and deliver any other related documents required by the applicable P.O. for issuance of an invoice on account of such P.O.) to the Customer for the full P.O. Price. Upon Contractor's direction, the P.O. Invoice so issued shall be in the name of the Contractor and shall direct the Customer to make payment to the Contractor (or the Lock Box, if applicable). Distributor shall immediately pay to the Contractor any sums from time to time received by the Distributor from the Customer or any other party other than the Contractor on account of a P.O. Invoice. Upon Contractor's demand, each P.O. Invoice shall be prepared on such invoice form as Contractor may designate.

(b) At such time as Contractor has received payment in full on account of a P.O. Invoice or such other amount as is designated by Contractor on Exhibit "C" hereto, the Contractor shall re-assign the applicable Accepted P.O. and all rights with respect thereto to the Distributor and the Distributor shall accept such re-assignment. The re-assignment shall be evidenced by a Re-Assignment and Release of Purchase Order in the form of Exhibit "C" attached hereto.

(c) Sums received by the Contractor on account of a P.O. Invoice shall be applied by the Contractor for the satisfaction of the expenses, fees and charges described in this Agreement pursuant to the priorities of payment set forth in ¶7 below. Provided, however, that Distributor shall pay all sums due Contractor upon a Delinquent P.O. in the manner and pursuant to the terms of ¶8 below.

6. <u>Commitment Fee</u>.

(a) Subject to the provisions of this ¶6, Distributor shall pay Contractor a Commitment Fee in consideration of Contractor's commitment to reserve and have available sufficient funds to purchase Products or to otherwise advance funds in connection with a P.O. for Product Volume in amounts equal to or exceeding the Minimum Volume as contemplated by this Agreement. The Commitment Fee shall be in the sum of $337,500 and shall be paid by Distributor on the earlier of twelve months following the date of this Agreement or the date of termination of this Agreement. In the event the term of this Agreement is renewed for one or more twelve month renewal terms, for each such renewal, Distributor shall pay Contractor a Commitment Fee in the sum of $337,500, which fee shall be paid by Distributor on the earlier of twelve months following the date of the renewal of this Agreement or the date of termination of this Agreement. The Commitment Fee for the initial term of this Agreement is deemed by the parties to have been earned by the Contractor upon the signing of this Agreement, as of which date the Contractor has reserved the requisite funds. The Commitment Fee for each renewal term of this Agreement is deemed by the parties to have been earned by the Contractor upon each renewal date of this Agreement, as of which date the Contractor has reserved the requisite funds.

(b) Notwithstanding the provisions of subparagraph (a) above, all or a portion of the Commitment Fee shall be waived in accordance with the provisions of this subparagraph (b). If Product Volume for the initial term or any renewal thereof as of the due date for payment of the Commitment Fee equals or exceeds the Minimum Volume, the entire Commitment Fee shall be

waived by the Contractor. If Product Volume for the initial term or any renewal thereof as of the due date for payment of the Commitment Fee does not equal or exceed the Minimum Volume, Contractor shall waive that portion of the Commitment Fee equal to the Commitment Fee multiplied by a fraction, the numerator of which is the Product Volume as of the due date for payment of the Commitment Fee, and the denominator of which is the Minimum Volume.

7. <u>Compensation of Contractor and Distributor.</u>

(a) Payments received by the Contractor on account of Accepted P.O.'s will be applied in the following order of priority:

(i) First, to pay Contractor's Expenses to the extent that such expenses are then due pursuant to the terms of ¶9;

(ii) Second, to the payment of the Contractor's Deal Fees in connection with the Accepted P.O. and all other Accepted P.O.'s that became Accepted P.O.'s concurrently with such Accepted P.O.;

(iii) Third, to pay any shortage then existing in the Security Deposit as set forth in ¶10.1;

(iv) Fourth, to reimburse the Contractor for the cost of Products and for other advances made in connection with a P.O. (without regard to term or prompt payment discounts) purchased in connection with the Accepted P.O. and all other Accepted P.O.'s that became Accepted P.O.'s concurrently with such Accepted P.O.; and

(v) Fifth, to the payment of the Distributor's Fee in connection with the Accepted P.O.

(b) The Contractor's Deal Fees with respect to each Accepted P.O. shall be as follows:

(i) A transaction initiation and set-up fee in a sum equal to 2.25% of the aggregate of (a) the face amounts of all letters of credit issued by Contractor (or other financial accommodations) plus (b) all funds advanced by Contractor by other than issuing its letters of credit; plus

(ii) A daily maintenance fee in a sum equal to 0.075% of the aggregate of the face amounts of all letters of credit issued by Contractor (or other financial accommodations) and all funds advanced by Contractor by other than issuing its letters of credit which remain outstanding for more than thirty (30) days; plus

(iii) A Product advance fee in a sum equal to the Applicable Daily Rate (as hereinafter defined) multiplied by the aggregate amount outstanding on all letters

of credit (or other financial accommodations) and all funds advanced by Contractor by other than issuing its letters of credit on account of purchases of Products or other advances made in connection with a P.O. multiplied by the number of days from the earliest of (A) the date on which any such letter of credit or purchase order or financial accommodation is negotiated into cash by any person, or (B) the date funds are advanced by other than issuing a letter of credit or purchase order, to and including the Clearance Date. The "Applicable Daily Rate" shall mean the prime rate as in effect from time to time at Wells Fargo Bank, National Association, plus 4%, divided by 360.

(iv) In the event of a Delinquent P.O., a late payment fee in a sum equal to 0.067% of the outstanding portion of the P.O. Price multiplied by the number of days from the date an Accepted P.O. becomes a Delinquent P.O. to and including the Clearance Date.

Notwithstanding the foregoing, if the sum of the transaction initiation and set-up fee and the daily maintenance fee is not equal to or greater than $2,500 with respect to an Accepted P.O., the minimum aggregate amount payable by Distributor to Contractor for the transaction initiation and set-up fee and the daily maintenance fee with respect to such accepted P.O. shall be equal to $2,500.

(c) The Distributor's Fee with respect to each Accepted P.O. shall be equal to the collected P.O. Proceeds with respect to such Accepted P.O. less all sums payable pursuant to subparagraphs (a)(i), (ii), (iii) and (iv) above and less 100% of all term discounts or discounts for prompt payment.

(d) Sums due on account of the expenses and fees described in subparagraphs (a)(i), (ii), (iii) and (iv) above shall be paid as and when proceeds are received with respect to the applicable Accepted P.O. The Distributor's Fee will be paid not later than the second business day after the Clearance Date and after satisfaction of all costs, fees and expenses having a higher priority then due and owing.

8. **Repurchase; Reassignment.**

(a) Contractor shall have the right to require the Distributor to immediately purchase any Delinquent P.O. (and inventory of Products in the case of a Canceled P.O.) for an amount equal to the full amount outstanding under the P.O. Invoice (or the P.O. Price in the case of a Canceled P.O.). Any such payment by the Distributor shall be deemed to be P.O. Proceeds and shall be applied in accordance with the priorities and terms set forth in ¶7 above.

(b) In the event that Distributor makes all payments due on a Delinquent P.O. or Canceled P.O. pursuant to the provisions of subparagraph (a) above, Contractor shall thereupon immediately assign to Distributor all of Contractor's rights and interests in and to the P.O. Invoice and the P.O. Proceeds and any Products in the possession of Contractor or Distributor with respect to such Delinquent P.O.

9. **Contractor's Expenses.** Immediately upon Contractor's demand, Distributor shall pay or reimburse Contractor for all Contractor's Expenses. Contractor's Expenses include all reasonable expenses, fees, and costs incurred by Contractor in connection with the creation of and performance of this Agreement and the transactions contemplated hereby, including without limitation, the expenses of Contractor's representative at the Warehouse, insurance and credit insurance premiums, audit costs, attorney's fees, Contractor's travel expenses, Lock Box Bank charges, bank letter of credit charges, and filing fees. Contractor's demand for payment of Contractor's Expenses will be made in writing and will include reasonable documentation of the expenses for which reimbursement is demanded.

10. **Security Interests.** As security for the performance by Distributor of each of its obligations under this Agreement, Distributor hereby grants the following security interests to the Contractor:

(a) A security interest in all of Distributor's assets in accordance with the provisions of the Security Agreement in form satisfactory to Contractor. Provided, however, that such grant of security interest shall be subordinate to the lien of the Senior Lender (if any) in any common collateral.

(b) The right to set-off against any and all amounts due to the Distributor hereunder any sums which are due to the Contractor hereunder which have become past due and delinquent under this Agreement.

(c) All of the Distributor's rights and interests in, and right of payment from, the Accounts Receivable Lender of all sums paid or payable by the Accounts Receivable Lender from time to time to the Distributor. Distributor agrees to direct the Accounts Receivable Lender to make such payments to Contractor pursuant to such written direction as Contractor may request from time to time.

(d) All checks, notes, deposits, drafts, and other instruments of payment on account of or related to an Accepted P.O., and all bills of lading and other documents of title related to an Accepted P.O. Distributor hereby irrevocably designates and appoints the Contractor (and all persons designated by the Contractor) as the Distributor's true and lawful attorney-in-fact and agent-in-fact and Contractor (or Contractor's agent) may, without notice to Distributor:

(i) At any time endorse by writing or stamping Distributor's name on any checks, notes, deposits, drafts or other instruments of payment on account of, relating to, or representing the proceeds of an Accepted P.O. or any other collateral described herein or in the Security Agreement (collectively the "Collateral") which come into the possession of the Contractor or are under Contractor's control and deposit the same to the account of the Contractor for application to all sums due from the Distributor to the Contractor hereunder;

(ii) At any time endorse by writing or stamping Distributor's name on any bill of lading or other document of title relating to an Accepted P.O.; and

(iii) At any time after the occurrence of a default by the Distributor hereunder or pursuant to the Security Agreement, in Distributor's or Contractor's name, demand payment of, enforce payment of, exercise all of Distributor's rights and remedies with respect to, settle, adjust, compromise, initiate and prosecute legal proceeding with respect to, and otherwise take all actions with respect to the Collateral which are, in the Contractor's sole discretion, necessary or desirable in order to fulfill Distributor's obligations under this Agreement and otherwise realize the full economic value of the Collateral.

10.1 <u>Security Deposit</u>. (a) The Security Deposit shall be held and applied by the Contractor as follows:

(i) Contractor shall hold the Security Deposit in such depositories as it determines and may commingle the same with other funds from time to time in Contractor's possession. No interest or other earnings shall be payable on account of sums held as a Security Deposit.

(ii) Upon the occurrence of a default as set forth in ¶18(c) below, Contractor may, in its discretion and without prior notice, apply all or any portion of the Security Deposit to pay or otherwise satisfy Distributor's obligations hereunder. Contractor shall, as soon as practicable following any such application, notify Distributor thereof and provide a full accounting of such application.

(b) When funds are applied in the manner set forth in ¶10.1(a)(ii) above, a "shortage" is created in an amount equal to all sums so applied. Distributor shall, within five (5) business days following notification of any shortage, pay to the Contractor, as and for a portion of the Security Deposit, the sum of such shortage.

(c) Contractor shall pay the Security Deposit to Distributor promptly following such time as all sums then due and owing to the Contractor by the Distributor hereunder have been paid in full, provided that Distributor is not then in default of any of its other obligations under this Agreement.

11. **Guaranty**. It is a condition to the signing of this Agreement and the performance by the Contractor of any of its obligations hereunder that the persons and entities listed on Addendum III attached hereto execute and deliver to the Contractor a Guaranty in form and substance satisfactory to Contractor under which said guarantor(s) guaranty the Distributor's obligations to Contractor hereunder.

12. **Covenants of Contractor**. Provided that Distributor performs each of its obligations in the manner set forth in this Agreement, the Contractor covenants and agrees as follows:

(a) To use reasonable efforts to place orders for Products identified on Certificates for Accepted P.O.'s for purchase by Contractor and delivery to the Warehouse on terms consistent with the terms set forth in the Certificate.

(b) Following timely delivery and acceptance of Products at the Warehouse, to promptly pay for all such Products in accordance with the terms of purchase.

(c) To release Products located at the Warehouse in such quantity and at such times as are necessary to permit Distributor to meet the terms of Accepted P.O.'s.

(d) Upon termination of this Agreement and performance by Distributor of all of its obligations hereunder, to promptly execute and deliver (if Distributor so requests) any instruments and documents reasonably necessary to terminate and release any and all security interests granted to Contractor by Distributor pursuant to this Agreement.

13. **Warranties and Representations of Distributor**. Distributor hereby makes the following warranties and representations to Contractor, each of which is deemed a material inducement to the Contractor to enter into and perform in accordance with the provisions of this Agreement and each of which shall be deemed renewed and restated as of the Acceptance Date of each Accepted P.O.:

(a) Distributor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is qualified or licensed as a foreign corporation to do business in every location in which the laws require Distributor to be so qualified or licensed;

(b) Distributor has the right and power and is duly authorized and empowered to enter into, execute, deliver, and perform this Agreement and all agreements and documents described herein;

(c) The execution, delivery, and performance by Distributor of this Agreement and all agreements and documents described herein does not constitute a violation of any law, regulation,

judgment, order, contract, charter, by-laws, or other instrument to which Distributor is a party or is otherwise bound or subject;

(d) Except as set forth on Exhibit F attached hereto, Distributor is not in default under any loan agreement, mortgage, lease, trust deed or similar agreement relating to the borrowing of money to which Distributor is a party or is otherwise bound;

(e) Each P.O. submitted for assignment by the Distributor is a bona fide purchase order and conforms in all respects to the representations contained in the Certificate, which Certificate is true and correct in all respects;

(f) The Distributor shall at all times maintain such types and amounts of insurance coverage (including without limitation credit insurance) with respect to Distributor's business operations, the Products located in the Warehouse and any Accepted P.O. as Contractor may from time to time reasonably require, such insurance to name the Contractor as an insured in the manner and to the extent required by Contractor from time to time and, upon the failure to maintain such coverage, Contractor may purchase the same and the cost thereof shall be deemed a Contractor's Expense;

(g) Except with respect to the lien of the Accounts Receivable Lender or as otherwise set forth on Exhibit "D" attached hereto, there are no liens, judgments or claims affecting or relating to the Distributor or any of its assets;

(h) Except as set forth on Exhibit "E", there are no suits, administrative proceedings, arbitration proceedings or other adversarial proceedings or investigations pending or (to the best of Distributor's knowledge) threatened against Distributor or any of the guarantors;

(i) All of the financial information (including projections) provided by the Distributor to the Contractor in connection with the Contractor's consideration of the transaction contemplated by this Agreement are true and accurate, contain no material misstatement of any facts, contain all material information concerning the Distributor's financial condition, and do not omit to state any facts which, if disclosed, would reflect adversely on the financial condition of the Distributor or any of its Customers; and

(j) Distributor has duly filed all federal, state, county, local, and foreign income, excise, sales, customs, property, withholding, social security and other tax and information returns and reports required to be filed by it to the date hereof, or in the alternative, has obtained extensions for filing pursuant to established procedures, and has paid or made provision for payment of all taxes (including interest and penalties) due and payable. Distributor has no material liability for any taxes of any nature whatsoever.

14. Product Warranties. Distributor expressly assumes and agrees to make all product and service warranties (expressed or implied) to Customers with respect to Products and further agrees to defend, indemnify and hold the Contractor harmless from and against any claims, suits,

obligations, costs, or expenses (including reasonable attorney's fees and legal expenses) with respect to all express or implied warranties in connection with the Products.

15. __Audit Rights__. Distributor shall deliver to Contractor copies of all information and documents submitted from time to time by the Distributor to any Senior Lender simultaneously with the submission of such documents to such Senior Lender; and shall deliver to Contractor monthly financial statements, aged accounts receivable, aged accounts payable, and Distributor's and Contractor's inventory schedules within fifteen (15) days following the end of each month during the term hereof. In addition, Contractor shall have the right to inspect, audit and copy any financial books, computer programs, and other data containing financial information in connection with the Distributor at any time during regular business hours upon not less than 24 hours' prior written notice. Distributor agrees to prepare and maintain complete and accurate business records with respect to the transactions contemplated by this Agreement.

16. __Relationship of the Parties__. The parties are independent contractors and are not (and shall not be deemed to be) the partners, joint venturers, agents or representatives of the other. Each party is exclusively responsible for the conduct of its own business and is not authorized to bind the other party in any manner whatsoever. Further in this regard:

(a) Distributor acknowledges that it has no ownership interest in any P.O. or Products in connection with an Accepted P.O. except as otherwise provided in this Agreement; and

(b) Contractor acknowledges that it has no ownership interest (other than the security interests granted hereunder) in Distributor or in any of Distributor's assets.

17. __Indemnification__. Distributor agrees to indemnify, hold harmless and defend Contractor from and against any loss, costs, (including reasonable attorney's fees and costs), claims, suits or causes of action brought, threatened or incurred by or against Contractor by reason of any of the following:

(a) As a consequence of any breach of this Agreement by Distributor, any breach of a warranty made by Distributor hereunder, or the failure of any representation made by Distributor hereunder to be true;

(b) Any suit or threat of suit by any Customer, including, without limitation, all claims under or with respect to Product warranties, except with respect to any suit or claim arising or threatened solely by reason of Contractor's acts or omissions to act which constitute a breach of Contractor's obligations hereunder;

(c) Any suit or threat of suit by any of Distributor's employees, former employees, securities holders or lenders, except with respect to any suit or claim arising or threatened solely by reason of Contractor's acts or omissions to act which constitute a breach of Contractor's obligations hereunder;

(d) Any product liability claims of any kind, including, without limitation, all claims under or with respect to Product warranties; and

(e) Environmental liability, if any, as a result of this Agreement or any transaction contemplated by or engaged in pursuant to or on account of this Agreement.

18. Term and Termination; Default.

(a) Term of Agreement. This Agreement is for an initial term of twelve months following the date hereof and shall continue thereafter for successive twelve month renewal terms unless either party terminates the Agreement by written notice to the other not later than thirty days prior to the end of the initial term or any renewal term. Provided, however, that Contractor may also terminate this Agreement immediately upon Distributor's default or at any time following the initial term upon fifteen days' prior written notice to Distributor.

(b) Obligations Upon Termination. Except for termination in the event of Distributor's default, upon termination of this Agreement, each party shall remain liable to perform all obligations under this Agreement which remain unperformed as of the termination date as if this Agreement remained in full force and effect. Upon termination for any reason and upon completion of the foregoing obligations, all obligations hereunder shall terminate except the continuing obligations of the parties under ¶¶12(d), 13, 14, 15 and 17 hereof.

(c) Default.

(i) Distributor shall be considered to be in default hereunder if it either (A) fails to make any payment due Contractor hereunder within three (3) business days of the due date thereof, or (B) fails in any respect to perform any of its other obligations hereunder and such failure continues unremedied for a period of three (3) business days following Contractor's notice thereof, or (C) has made a representation which proves to be false or breaches a warranty made hereunder, or (D) files (or has filed against it) a petition (or otherwise initiates proceedings) for bankruptcy, reorganization, receivership or other proceedings for the protection of debtors, or (E) fails to make any payment due to any third party on or before the due date therefor if the failure to make such payment gives rise to or creates (or if unremedied would give rise to or create) an encumbrance upon the Products or any of them or otherwise restricts Contractor's sale or disposition of the Products or any of them.

(ii) Without waiving or limiting any of Contractor's other rights and remedies in the event of a default by Distributor, and in addition to Contractor's right of set-off set forth in ¶10 above, upon the occurrence of any event of default, Distributor shall be liable for immediate payment to Contractor of all amounts due or to become due to Contractor hereunder, including, without limitation, Contractor's Expenses, Contractor's Deal Fees and the Commitment Fee. Contractor shall further be entitled to reimbursement for all of its costs of collection, whether or not suit has

been filed or judgment entered, including, without limitation, reasonable attorneys' fees and legal expenses. All amounts owed to Contractor pursuant to this ¶18(c) shall carry interest at the rate of 2% per month from the effective date of default or, in the case of Contractor's costs of collection, from the date such costs are incurred.

(iii) In the event of default by Distributor, and subject to any agreements between Contractor and any Senior Lender, Contractor shall further be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code or as otherwise provided under the Security Agreement. The proceeds of any amount recovered by Contractor shall be applied, first, to the payment of Contractor's reasonable costs and expenses in connection with the enforcement of Contractor's rights and remedies hereunder; second, toward the payment or satisfaction of all amounts owing Contractor hereunder, including interest thereon; and third, any surplus to be paid to Distributor or as a court of competent jurisdiction may direct. In the case of a deficiency, Distributor shall remain liable for such deficiency after such sale, with interest at the rate herein provided.

19. Miscellaneous Provisions.

(a) CHOICE OF LAW, VENUE, JURISDICTION AND SERVICE. THIS AGREEMENT AND ALL AGREEMENTS REFERRED TO HEREIN BETWEEN THE CONTRACTOR AND THE DISTRIBUTOR (COLLECTIVELY THE "TRANSACTION DOCUMENTS") HAVE BEEN SUBMITTED TO THE CONTRACTOR AT THE CONTRACTOR'S PRINCIPAL PLACE OF BUSINESS IN THE STATE OF ILLINOIS, WILL BE PERFORMED BY THE PARTIES IN THE STATE OF ILLINOIS, AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ILLINOIS. THE VALIDITY OF EACH OF THE TRANSACTION DOCUMENTS AND THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF THE STATE IN WHICH SUIT IS INITIATED PERTAINING TO THIS AGREEMENT. FURTHER, THE CONTRACTOR AND THE DISTRIBUTOR AGREE THAT ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY, SHALL BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, OR ANY COURT OF THE STATE OF ILLINOIS LOCATED IN COOK COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THOSE COURTS AND WAIVES ANY AND ALL OBJECTIONS TO JURISDICTION OR VENUE THAT ANY SUCH PARTY MAY HAVE UNDER THE LAWS OF THE STATE OF ILLINOIS OR OTHERWISE IN THOSE COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. FURTHER, TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS

SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE DISTRIBUTOR MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS FOR NOTICE AS PROVIDED IN THIS AGREEMENT. DISTRIBUTOR AGREES THAT ANY FINAL JUDGMENT RENDERED AGAINST IT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

(b) WAIVER OF RIGHT TO JURY TRIAL. DISTRIBUTOR AND CONTRACTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, ANY OTHER AGREEMENT RELATED HERETO OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(c) Notices. All notices required or permitted pursuant to this Agreement shall be in writing and either personally delivered, sent by facsimile transmission (provided evidence of transmission is maintained and the original of the transmittal notice is sent by U.S. mail), or Federal Express or similar overnight delivery service, addressed to the respective addresses or facsimile number of the parties set forth on the last page of this Agreement, or at such telephone numbers or other addresses as have from time to time been designated by like notice. Notices given in the manner prescribed herein shall be deemed given on the date sent or transmitted (as the case may be).

(d) Severability. The paragraphs of this Agreement are severable, and in the event that any paragraph or portion of this Agreement is declared illegal or unenforceable, the remainder of this Agreement will be effective and binding upon the parties.

(e) Opinion of Counsel. It is an express condition to the closing of the transactions contemplated by this Agreement that the Distributor cause to be delivered to the Contractor an opinion of Distributor's counsel which is satisfactory to Contractor.

(f) Waiver; Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, understandings, or arrangements. No waiver of or modifications to the provisions of this Agreement will be valid unless in writing and signed by all parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns and legal representatives.

(g) Assignment. Distributor may not transfer or assign its rights or obligations hereunder without the prior written consent of the Contractor, and any attempted transfer or assignment shall be null and void.

(h) Performance. Time is of the essence under this Agreement.

(i) Further Assurances. From and after the date hereof, each party will execute all documents and take such further actions as the other may from time to time reasonably request in order to carry out the transactions provided for herein and accomplish the purposes contemplated hereby.

(j) Publication. Contractor shall have the right to publicize (by "tombstone" or comparable publication) the Purchase Order Assignment Program evidenced hereby (including the date and size of the facility but not the specific terms hereof).

(k) Counterparts; Facsimile Delivery. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

* * * * * * * * *

This Agreement has been signed at Northbrook, Illinois on the day and year first above written.

CONTRACTOR:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: [signature]
Title: VICE PRESIDENT

Address: 900 Skokie Blvd. #210
Northbrook, IL 60062

Facsimile: 847-753-9090

DISTRIBUTOR:

ZOO ENTERTAINMENT, INC.

By: [signature]
Title: Charlie Fexta

Address: 2121 Ave. of the Stars, #2550
Los Angeles, CA 900067

Facsimile: ____________

ZOO PUBLISHING, INC.

By: ____________
Title: ____________

Address: 700 Liberty Place
Sicklerville, NJ 08081

ZOO GAMES, INC.

By: ____________
Title: ____________

Address: 770 Broadway, 2nd Flr.
New York, NY 10003

P:\LJC\TRANSCAP\Zoo MPO 1.wpd March 17, 2009

This Agreement has been signed at Northbrook, Illinois on the day and year first above written.

CONTRACTOR:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: ____________________
Title: ____________________

Address: 900 Skokie Blvd. #210
Northbrook, IL 60062

Facsimile: 847-753-9090

DISTRIBUTOR:

ZOO ENTERTAINMENT, INC.

By: ____________________
Title: ____________________

Address: 2121 Ave. of the Stars, #2550
Los Angeles, CA 900067

Facsimile: ____________________

ZOO PUBLISHING, INC.

By: [signature]
Title: CFO

Address: 700 Liberty Place
Sicklerville, NJ 08081

ZOO GAMES, INC.

By: [signature]
Title: CFO

Address: 770 Broadway, 2nd Flr.
New York, NY 10003

F:\LJO\TRANSCAP\Zoo MPO 1.wpd March 17, 2009